701 Koehler Avenue, Suite 7 Exhibit 99.1
Ronkonkoma, NY 11779
(631) 981-9700 - www.lakeland.com

Lakeland Industries to Report Q2 FY07 Results
Conference Call on Thursday, September 7, 2006

RONKONKOMA, NY - August 31, 2006 -- Lakeland Industries, Inc. (NASDAQ: LAKE), a leading manufacturer of industrial protective clothing for industry, municipalities, healthcare and to first responders on the federal, state and local levels, will release its financial results for the 3 months ended July 31, 2006 after the public capital markets close on Thursday, September 7, 2006. On the same day, Lakeland will host a conference call at 4:30 PM (EST) to discuss the Company's Q2 FY07 operating results.

The call will be hosted by Christopher J. Ryan, Lakeland’s President and CEO and Gary Pokrassa, Lakeland’s Chief Financial Officer. Investors can listen to the call by dialing 800-922-9655 (Domestic) or 973-935-2407 (International), Conference ID # 7811510.

For a replay of this call dial 877-519-4471 (Domestic) or 973-341-3080 (International), Digital Pin # 7811510.

For more information concerning Lakeland, please visit us at: www.lakeland.com